UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2013

RPC, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of RPC, Inc. (the “Company”) was held on April 23, 2013.  At the Annual Meeting, the shareholders of the Company (i) elected three Class III nominees and one Class II nominee to the Board of Directors; and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The voting results for each proposal are as follows:

1.	To elect the three Class III nominees and one Class II nominee to the Board of Directors:

	For	Withheld	Broker Non-Vote
Class III nominees:
James A. Lane, Jr,	186,701,579	12,333,759	9.537,395
Linda H. Graham	186,774,934	12,260,404	9.537,395
Bill J. Dismuke	196,983,463	2,051,875	9.537,395
Class II nominee:
Gary W. Rollins	186,473,185	12,562,153	9.537,395

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Vote
208,259,824	271,216	41,692	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: April 26, 2013	By:	/s/ Ben M. Palmer
Ben M. Palmer
Vice President,
Chief Financial Officer and Treasurer